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                                                                    EXHIBIT 11.1

                  TITANIUM METALS CORPORATION AND SUBSIDIARIES

           STATEMENT REGARDING COMPUTATION OF PER SHARE INCOME (LOSS)
                    (in thousands, except per share amounts)

                           PRIMARY LOSS PER SHARE (1)

                                                                                                        Supplemental Earnings per
                                                                                                                 Share (2)
                                                                                                        --------------------------
                                                                                                                        Nine-Month
                                                                                                                       period ended
                                                      Fiscal Year      Fiscal Year      Fiscal Year       Fiscal Year  September 29,
                                                         1993             1994             1995              1995          1996
                                                      ----------       ----------       ----------         --------     ----------
 Income (Loss) before cumulative effect of a
 change in accounting principle . . . . . . . .       $ (20,207)       $ (42,077)        $ (4,217)          $ 4,114     $  28,923

 Cumulative effect of a change in accounting
 principle  . . . . . . . . . . . . . . . . . .             ---           (1,000)             ---              ---           ---
                                                      ----------       ----------       ----------         --------     ----------

          Net income (loss)  . . . . . . . . .        $ (20,207)       $ (43,077)       $  (4,217)         $  4,114     $ (28,923)
                                                      ==========       ==========       ==========         ========     ==========


 Weighted average shares outstanding (3). . .            11,239           14,917           15,290            20,680        31,642

 Common Stock issued to management within
 one year of the offering (4) . . . . . . . . .              93               93               93                93            93
                                                      ----------       ----------       ----------         --------     ----------
  Total weighted average shares outstanding .            11,332           15,010           15,383            20,773        31,735
                                                      ==========       ==========       ==========         ========     ==========


 Per common share:
  Income (loss) before cumulative effect of a
     change in accounting principle . . . . .         $   (1.78)       $   (2.80)       $    (.27)         $    .20     $     .90

  Cumulative effect of a change in accounting
   principle . . . . . . . . . . . . . . .               ---                (.07)           ---              ---             ---
                                                      ----------       ----------       ----------         --------     ----------

    Net Income (loss) . . . . . . . . . . . .         $   (1.78)       $   (2.80)       $    (.27)         $    .20     $     .90
                                                      ==========       ==========       ==========         ========     ==========


___________________________

(1) Primary loss per share and fully diluted loss per share are the same.

(2) Gives effect to the offerings as of the beginning of the periods presented and gives effect to the use of proceeds of the offerings as discussed elsewhere in this Registration Statement. See Note 9 to the Company's Consolidated Financial Statements.

(3) Based on the weighted average number of shares of Common Stock outstanding after giving effect to the stock split effected in connection with the Stock Offering.

(4) Certain key executive officers of the Company received an aggregate of approximately 93,000 shares of Common Stock effective February 15, 1996 as partial consideration for their services in connection with the IMI Titanium Acquisition.